ESOP LOAN AGREEMENT NO. 2

This ESOP Loan Agreement No. 2 (the "Second Agreement") dated as of July 21, 2003 is entered into by and between FARMER BROS. CO., a California corporation ("Lender"), and WELLS FARGO BANK, N.A., (the "Trustee") as trustee for the FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP PLAN (the "Borrower" or the "ESOP").

RECITALS

A. The Lender has adopted an employee stock ownership plan to purchase and hold FARMER BROS. CO. stock on behalf of the eligible employees of Lender. The ESOP is intended to qualify as an employee stock ownership plan under section 4975(c)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The ESOP provides that the ESOP may obtain loans to purchase shares of Lender's stock. It is intended that loans made under this Agreement shall qualify for an exemption under Section 4975(d) of the Code from being a prohibited transaction under Section 4975(c) of the Code.

B. Pursuant to the ESOP Loan Agreement dated March 28, 2000 as amended by Amendment No. 1 to ESOP Loan Agreement ("First Agreement"), as of the date hereof the ESOP has acquired 170,426 shares of the 300,000 shares of the Company's common stock for which a loan was authorized by the First Agreement.

C. The provisions for loan advances under the First Agreement expired on July 31, 2003.

D. On July 21, 2003 Lender's Board of Directors authorized a loan to the ESOP, without limitation as to amount, to purchase the remainder (129,574 shares) of the 300,000 originally authorized. Such remaining shares are called "Shares" herein.

E. The ESOP Plan Committee by action dated October 6, 2003 has authorized the execution of the Second Agreement.

ARTICLE 1:  The ESOP Loan

1.1 Subject to the terms set forth herein, the Lender agrees to lend to the Borrower the Principal Amount, or such portion of the Principal Amount as the Borrower elects to receive from time to time under Section 1.2 of this Second Agreement (the "Loan").

1.2 During the period commencing with the date hereof and ending on July 31, 2005, the Borrower may elect from time to time to receive from Lender an advance (an "Advance"). Amounts Advanced and repaid may be reborrowed prior to July 31, 2005. An election to receive an Advance shall be made by the Borrower in writing to the Lender and shall specify the amount of the Advance requested and the date on which the Borrower requests that such funds be made available. Such date shall be no less than three business days prior to the date the notice of such election is received by the Lender, unless the Lender in its sole discretion waives such requirement.

1.3 The Borrower hereby agrees that it will use the entire proceeds of each Advance within a reasonable time after receipt to acquire Shares through open market purchases or from the Lender or any shareholder of Lender. If for any reason such purchases cannot be effected within a reasonable time, the Borrower must make a principal prepayment of the Loan with all such unused proceeds.

1.4 Borrower's indebtedness is evidenced by a Promissory Note of even date (the "Note") in the form attached hereto as Exhibit "A". The Lender shall enter upon the schedule attached to the Note the date and principal amount of each Advance.

1.5 Interest shall accrue on the balance of unpaid principal from the date of each Advance until the payment due date as described in the Note.

1.6 To secure payment of the Promissory Note, Borrower grants Lender a security interest in the Shares purchased with the loan proceeds under the ESOP Pledge Agreement attached hereto as Exhibit "B".

1.7 The Borrower shall make principal and interest payments to the Lender according to the terms of the Note. The date and amount of each payment, principal or interest, shall be entered on the schedule to the Note.

1.8 The Lender agrees to make contributions to the ESOP in cash or by cancellation of indebtedness from time to time and in amounts sufficient to permit the Borrower to make timely repayments of principal and interest due under the terms of the Note. Subject to the preceding sentence, the amount and timing of such contribution(s) shall be at the sole discretion of the Lender, after considering the amount of each annual payment of principal and interest, the amount of any cash dividends received by the ESOP on Lender's stock and the amount, if any, of non-Lender investments held by the ESOP. The Lender shall not be required to make contributions to the ESOP in amounts in excess of the limitations under Sections 404(a) and 415 (c) of the Code. The Borrower agrees that so long as any interest or principal amount remains payable on the Loan, Borrower will use all cash contributions, earnings thereon and cash dividends received by the ESOP to make payments on the Loan. Borrower's obligation to make payments on the Loan is limited to the excess of the aggregate of such contributions, earnings and dividends over prior Loan payments. Lender shall have no recourse against Borrower's assets other than such excess contributions, earnings and dividends and the Shares then pledged under the ESOP Pledge Agreement.

1.9 The Borrower may prepay principal or interest without premium or penalty, any such prepayment shall be applied to the principal installments in the inverse order of maturities.

1.10 The ESOP may elect to apply the proceeds from the sale of any Shares remaining subject to pledge to pay principal and interest due on the Loan in the event of the termination of the ESOP or if the ESOP ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.


ARTICLE 2:  The Borrower Represents And Warrants As Follows:

2.1 The Borrower has duly authorized the execution, delivery and performance of this Agreement, the Note and the ESOP Pledge Agreement and any other documents in connection with the Loan. These documents that have been or will be executed and delivered pursuant to this Agreement constitute valid, binding obligations of the ESOP, each enforceable according to its terms.

2.2 The Borrower is an employee stock ownership plan established by the Lender and has all requisite power and authority, as described in the ESOP plan document, to execute, deliver and perform its obligations under this Agreement.

2.3 All of the proceeds of the Loan will be used by the Trustee to purchase for the ESOP shares of "employer securities" as defined in Section 409(l) of the Code, subject to Section1.3 above.

2.4 This Agreement is executed by Wells Fargo Bank, N.A. solely in its capacity as Trustee of the Farmer Bros. Co. Employee Stock Ownership Plan pursuant to directions from the ESOP.

ARTICLE 3:  The Lender Represents And Warrants As Follows:

3.1 The Lender is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California.

3.2 The Lender has all requisite power and authority to deliver and perform its obligations under this Agreement. The Lender has taken all corporate action to establish the ESOP and to authorize this Agreement. This Agreement has been duly executed and delivered by the Lender and is a legal, valid and binding obligation of the Lender.

3.3 Neither the execution of this Agreement nor the fulfillment of any of the Lender's obligations under this Agreement will conflict with or result in a breach or violation of or constitute any default under any known rule, law, regulation, order contract or agreement of the Lender.

ARTICLE 4:  Miscellaneous

4.1 No amendment or waiver of any provision of the Agreement shall be effective unless set forth in an instrument in writing and signed by both parties to this Agreement.

4.2 No delay or omission of Lender in exercising any right or remedy under this Agreement shall impair such right or remedy or be construed to be a waiver of any default of an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy; and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Lender, and then only to the extend such writing specifically set forth. All rights and remedies described in this Agreement, the Note or other Loan documents shall be cumulative and all shall be available to the Lender until all terms and conditions of the debt have been satisfied.

4.3 This instrument, including the Exhibits hereto, is the entire agreement between the parties hereto with respect to the loan and all representations, warranties, agreements or undertakings heretofore or contemporaneously made, which are not set forth herein, are superceded hereby.

4.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors or assigns.

4.5 Any notice, consent, approval or directions required or permitted to be given hereunder shall be in writing and shall be deemed duly given and received upon personal delivery to the addressee stated below or if mailed, forty-eight (48) hours after deposit in the United States Mail, first class postage and addressed as required below:

"LENDER"

Treasurer's Office
Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502

"BORROWER"

Administrative Committee
Farmer Bros. Co. Employee Stock Ownership Plan
20333 South Normandie Avenue
Torrance, CA 90502

With a copy to "TRUSTEE"

Wells Fargo Bank, N.A.
Employee Benefit Trust
707 Wilshire Boulevard
Los Angeles, CA 90017

4.6 All Exhibits are incorporated herein.

4.7 The Trustee's personal assets shall not be liable for any act or omission of the Trustee except in the case of gross negligence or willful misconduct.

IN WITNESS WHEREOF, the parties have executed this Second Agreement as of the date first above written.

"LENDER"
Farmer Bros. Co.

      /s/Roy E. Farmer
By: _____________________________________
Roy E. Farmer, President

      /s/John E. Simmons
By: _____________________________________
John E. Simmons, Treasurer

"BORROWER"
Farmer Bros. Co. Employee Stock Ownership Plan by Wells Fargo Bank, N.A., Trustee

      /s/ E. Pigott
By: ______________________________________
Title: Vice President

     /s/ E.L. Yeany
By: ______________________________________
Title: Vice President



PROMISSORY NOTE

For value received, the FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP PLAN ("Borrower') promises to pay to the order of FARMER BROS. CO., a California corporation ("Lender"), at 20333 South Normandie Avenue, Torrance, California or at such other place as the holder of this Note may designate, such amount as has been advanced by Lender as may be set forth on the attached schedule (the "Schedule"), with interest thereon as follows:

Each advance shall bear interest from the date made at the interest rate then applicable under this Note. The interest rate shall be an annual rate equal to 1.5% per annum over the "90-day Commercial Paper Rate" determined initially on the date of the first advance and thereafter adjusted quarterly on the first business day of each calendar quarter. The 90-day Commercial Paper Rate is the United States commercial paper rate for said number of days as last published in The Wall Street Journal as of the date of the first advance or as of an adjustment date, as applicable. Interest shall be computed and paid on the basis of a 360-day year for the actual number of days elapsed. Unpaid interest shall bear interest as principal.

Principal is payable in annual installments on December 15 of each year beginning December 15, 2003 in an amount equal to the unpaid principal balance divided by the number of years remaining until maturity of this Note on December 15, 2018 when the entire unpaid principal balance shall be due and payable. Interest on unpaid principal shall be paid annually on December 15 concurrently with principal installments.

Payments shall be applied first to interest then accrued and the remainder to principal whereupon interest shall cease on principal so paid. Principal and interest shall be payable in lawful money of the United States of America.

This Note evidences the indebtedness incurred by Borrower to the Lender under the ESOP Loan Agreement No. 2 dated as of July 21, 2003 by and between the Borrower and the Lender (the "Agreement") the terms of which are made a part hereof.

This Note may be prepaid in whole or in part at any time, without premium or penalty. Partial prepayments shall be applied in inverse order of maturity.

Except as otherwise provided in the Agreement, payments of principal and interest hereunder shall be made by the Borrower only from cash contributions (or contributions in the form of cancellation of indebtedness), from any earnings attributable to such contributions and from any cash dividends paid on the shares of FARMER BROS. CO. common stock purchased with the proceeds of the loan evidenced hereby. Lender's recourse is limited as provided in
Section 1.8 of the Agreement.

This Note is not subject to acceleration. In the event of default in payment of any installment of principal or interest due under this Note (which will not be deemed to have occurred if such default occurs as a result of a default by Lender under Section 1.8 of the Agreement), the liability of Borrower is limited to the amount of such installment.

This Note is collateralized by a pledge of stock under an ESOP Pledge Agreement of even date herewith.

This Note is governed by the laws of the State of California, except to the extent preempted by federal laws.

Dated: July 21, 2003	      Farmer Bros. Co. Employee Stock Ownership Plan

					by Wells Fargo Bank, N.A,. as Trustee


					By: ________________________________________
					Title: _______________________________________

					By: ________________________________________
					Title: _______________________________________










SCHEDULE TO PROMISSORY NOTE



			Amount of 		Amount of 		Unpaid
Date			Borrowing		Repayment		Principal Balance


					Principal	Interest



























ESOP PLEDGE AGREEMENT

This ESOP Pledge Agreement (the "Pledge Agreement") dated as of July 21, 2003 is entered into by and between FARMER BROS. CO., a California corporation (the "Lender") and the FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP PLAN (the "Borrower" or the "ESOP") and WELLS FARGO BANK, N.A. (the "Pledge Holder").

In accordance with the terms and conditions of the ESOP Loan Agreement No. 2 dated as of July 21, 2003 (the "Agreement) and the Promissory Note (the "Note") of even date herewith, the Borrower desires to purchase securities with the proceeds of loan advances from the Lender (the "Loan"). Under the Agreement, Borrower agrees to borrow and Lender agrees to lend funds to enable the ESOP to purchase up to 129,574 shares of the Company's common stock ("Shares") over and above the 170,426 shares purchased under the original ESOP Loan Agreed dated March 28, 2000.

In consideration of Lender making loan advances to Borrower for purchase of Shares, and as security for the Note and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby pledges and grants to lender a first priority security interest in all Shares now or hereafter acquired by Borrower with Loan proceeds as continuing security for the full performance and payment of the Secured Obligation. Borrower transfers to the Lender all of Borrower's right, title and interest in and to the pledged Shares, to be held in the physical possession of the Pledge Holder upon the terms and conditions set forth in this Agreement.

The Secured Obligation consists of payment of all of Borrower's indebtedness to Lender Note and all renewals, extensions, modifications and novations thereof.

1.	Until this Agreement is termination, Borrower shall:

1.1 Deliver to Pledge Holder all Shares purchased with Loan proceeds.

1.2 Not create, incur or suffer to exist any lien, encumbrance or security interest against the Shares except the security interest created by this Pledge Agreement.

2.	Lender agrees as follows:

2.1 Except upon the occurrence of an Event of Default, as defined below, Lender shall not sell, exchange or otherwise dispose of any of the Shares without the prior consent of the Borrower, which shall not be withheld unreasonably.

2.2 Within ten (10) days after each payment of principal under the Loan, Lender shall cause the Pledge Holder to release a number of the Shares held hereunder. The number of Shares to be released shall be calculated by multiplying the number of Shares held by the Pledge Holder immediately before the release by a fraction the numerator of which is the amount of the latest principal and interest payment and denominator of which is the sum of the numerator and the remaining unpaid principal and interest payments of the Loan.


3.	So long as no Event of Default, as defined below, has occurred and is continuing:

3.1 Borrower shall have the right to vote the Shares, grant or withhold consent, or exercise any other right or privilege with respect to the Shares allowed under Article 8 of the FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan Document").

4.	The Pledge Holder agrees as follows:

4.1 Lender hereby appoints WELLS FARGO BANK, N.A., to act as Pledge Holder and Pledge Holder accepts such appointment.

4.2 Borrower will deliver to the Pledge Holder the Shares acquired with the proceeds of the Loan advances.

4.3 The Shares will be held in a segregated account by the Pledge Holder for the benefit of the Lender in accordance with the terms and conditions of this Pledge Agreement.

4.4 The Pledge Holder shall release from the pledge the number of Shares required by Section 2.2.

4.5 The Lender may remove the Pledge Holder and substitute another entity or person to function as Pledge Holder. Upon receipt by a Pledge Holder of any such notice of removal and substitution, said Pledge Holder shall transfer to the successor Pledge Holder Shares, documents of title, and related books and records.

5.	Event of Default:

5.1 If the Borrower fails to make any installment of principal or interest due under the Note within ten (10) days after receipt of written notice of non-payment from Lender, an Event of Default shall have occurred.

6.	Upon Occurrence of an Event of Default:

6.1 Lender shall have all rights and remedies afforded a secured party and all other rights and remedies available under applicable law, all of which shall be cumulative, but subject to all limitations set forth herein, or in the Agreement, or Note, or under Section 4975 of the Internal Revenue Code of 1986, as amended, or under the Employee Retirement Income Security Act of 1974, as amended.

6.2 The Lender shall have the right at any time after the occurrence of an Event of Default to repurchase, sell or otherwise convert to cash all or any portion of the Shares remaining subject to pledge, provided that such Shares may be so applied only in an amount necessary to cure the Event of Default. The proceeds of any sale of Shares shall be applied first to the payment of the Lender's reasonable expenses incurred in effecting such sale or other disposition, including but not limited to attorneys' fees, and thereafter to Borrower's liabilities under the Note, Any surplus remaining with the Lender after payment of such expenses and liabilities shall be returned to the Borrower.



IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date first above written.

					"PLEDGEE"

					FARMER BROS. CO., a California corporation

                                  /s/Roy E. Farmer
					By: _____________________________________
                                   Roy E. Farmer, President

                                  /s/John E. Simmons
					By: _____________________________________
                                   John E. Simmons, Treasurer

					"PLEDGOR"

FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP PLAN by WELLS FARGO BANK, N.A., as Trustee

By: _____________________________________
Title: ___________________________________

By: _____________________________________
Title: ____________________________________

"PLEDGE HOLDER"

WELLS FARGO BANK, N.A.

By: ____________________________________
Title: ___________________________________

By: ____________________________________
Title: ___________________________________